CRDENTIA CORP.

                     NOTICE OF RESTRICTED STOCK BONUS AWARD


      Grantee's Name and Address:                Pamela G. Atherton
                                                 14114 Dallas Parkway, Suite 600
                                                 Dallas, Texas  75254

      You (the "Grantee") have been granted shares of Common Stock of the Company (the "Award"), subject to the terms and conditions of this Notice of Restricted Stock Bonus Award (the "Notice") and the Restricted Stock Bonus Award Agreement (the "Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Notice.

      Award Number                               3

      Date of Award                              May 31, 2005

      Vesting Commencement Date                  May 31, 2005

      Total Number of Shares
      of Common Stock Awarded
      (the "Shares")                             900,000

      Aggregate Fair Market
      Value of the Shares                        $1,530,000

Vesting Schedule:

      Subject to the Grantee's Continuous Service and other limitations set forth in this Notice and the Agreement, the Shares will "vest" in accordance with the following schedule:

      In the event the average daily trading volume for the Company's Common Stock over any consecutive thirty (30) day period equals or exceeds 100,000 shares (the "Trading Volume Goal"), then the Shares shall vest as follows: 22,500 Shares shall vest on Wednesday of each week following the achievement of the Trading Volume Goal for a period of forty (40) weeks until the Shares are fully vested; provided, however, that this number of Shares vesting each week shall be proportionally reduced in the event that Grantee forfeits any of the Shares pursuant to the provisions set forth below under the heading "Clawback of Shares." Subject to the foregoing, in the event the Trading Volume Goal is achieved, the Shares shall continue to vest in accordance with the foregoing schedule even if the average daily trading volume for the Company's Common Stock over any consecutive thirty (30) day period after the achievement of the Trading Volume Goal is less than 100,000 shares.

      Notwithstanding the foregoing,  100% of the Shares shall vest on the fifth
      (5th) anniversary of the Vesting Commencement Date regardless of whether or not the Trading Volume Goal is achieved.

Clawback of Shares:

      Subject to the Grantee's Continuous Service and other limitations set forth in this Notice and the Agreement, Grantee shall forfeit 300,000 of the Shares granted hereunder on each of June 30th, September 30th and December 31st of 2005 (a "Clawback"), unless the Company has achieved the following amounts of both (i) revenue and (ii) earnings before interest, taxes, depreciation and amortization (and excluding stock compensation expense) ("EBITDA") during the three months ending on such dates:

      (a)   June 30, 2005: Revenues ($11,461,423) and EBITDA ($382,551);

      (b)   September 30, 2005:  Revenues  ($12,271,029) and EBITDA  ($514,406);
            and

      (c)   December 31, 2005: Revenues ($12,495,130) and EBITDA ($516,894).

      Notwithstanding the foregoing, in the event that the Company does not achieve a certain revenue or EBIDTA threshold during the end of the first or second quarterly period indicated above but in the second or third quarterly period achieves an aggregate, cumulative amount of revenue or EBIDTA during such six (6) or nine (9) month period (as the case may be) greater than or equal to the combined quarterly targets for such periods, then Grantee and the Shares shall not be subject to a Clawback with respect to such prior quarterly period(s) as if the thresholds had been achieved during such period(s). Notwithstanding the foregoing, however, such revenue and EBITDA targets must be achieved no later than December 31, 2005.

Miscellaneous:

      In the event the Grantee's Continuous Service terminates as a result of his or her death or Disability, the Shares automatically shall become fully vested immediately prior to the date of such termination of Continuous Service and also not be subject to any Clawback.

      During any authorized leave of absence, the vesting of the Shares as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Shares shall be extended by the length of the suspension.

      In the event of the Grantee's change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Shares shall continue to vest in accordance with the Vesting Schedule set forth above.

      The Award shall be subject to the provisions of Section 14 of the Agreement relating to the vesting of the Shares and the effect on any Clawback right in the event of a Corporate Transaction.

      For purposes of this Notice and the Agreement, the term "vest" shall mean, with respect to any Shares not subject to Clawback, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested or which are or may be subject to a Clawback are deemed "Restricted Shares." If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share.

      Vesting shall cease upon the date of termination of the Grantee's Continuous Service for any reason, other than death or Disability. In the event the Grantee's Continuous Service is terminated for any reason, other than death or Disability, any Restricted Shares held by the Grantee immediately following such termination of Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee. The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any transaction described in Section 14 of the Agreement and such stock or property shall be deemed Additional Securities for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

      IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.

                                              Crdentia Corp.,
                                              a Delaware corporation


                                              By: /s/ James D. Durham
                                                  ------------------------------
                                                  James D. Durham
                                                  Chief Executive Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST AND/OR BE RELEASED FROM ANY CLAWBACK RIGHT, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE NOR THE AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE GRANTEE'S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.

      As a condition to receiving the Shares, the Grantee agrees to refrain from making an election pursuant to Section 83(b) of the Code with respect to the Shares.

      The Grantee acknowledges receipt of the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice and the Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Agreement shall be resolved by the Board in accordance with Section 11 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 12 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.


Dated: May 31, 2005                       Signed: /s/ Pamela G. Atherton
                                                  ------------------------------

                                                                 AWARD NUMBER: 2

                                 CRDENTIA CORP.

                     RESTRICTED STOCK BONUS AWARD AGREEMENT

      1. Issuance of Shares. Crdentia Corp., a Delaware corporation (the "Company"), hereby issues to the Grantee (the "Grantee") named in the Notice of Restricted Stock Bonus Award (the "Notice"), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the "Shares"), subject to the Notice and this Restricted Stock Bonus Award Agreement (the "Agreement"). All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company's stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

      2. Transfer Restrictions. The Shares issued to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule and released from any Clawback as set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.

      3. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule or been released from any Clawback set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Restricted Shares and their release from any Clawback, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares.

      4. Additional Securities and Distributions.

            (a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company's capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule and Clawback set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

            (b) The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

      5. Taxes.

            (a) No Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees to refrain from making an election pursuant to
Section 83(b) of the Code with respect to the Shares.

            (b) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee's tax liability.

            (c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or release of shares from a Clawback) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the "Tax Withholding Obligation"), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

                  (i) By Share Withholding. The Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

                  (ii) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee's acceptance of this Award constitutes the Grantee's instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee's behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date or release from Clawback) or as soon thereafter as practicable. The Grantee will be responsible for all broker's fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee's minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

                  (iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Board) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee's Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Board.

      6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement or the Notice, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

      7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

      8. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK BONUS AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDERS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      9. Entire Agreement: Governing Law. The Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      10. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

      11. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Agreement shall be submitted by the Grantee or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

      12. Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in the County of Dallas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this
Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

      13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

      14. Corporate Transaction.

            (a) In the event of a Corporate Transaction and for the portion of the Award that is neither Assumed nor Replaced, (i) such portion of the Award shall automatically become fully vested for all of the Shares at the time represented by such portion of the Award and released from any Clawback, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee's Continuous Service has not terminated prior to such date and (ii) the Award shall be subject to the terms of the agreement implementing the Corporate Transaction between the Company and the successor entity or Parent thereof and the Grantee shall be deemed to have agreed to the terms of such agreement applicable to the Award.

            (b) In the event of a Corporate Transaction and for the portion of the Award that is Assumed or Replaced, then the Award (if Assumed), the replacement award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested and released from any Clawback, exercisable and payable for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee's Continuous Service if such Continuous Service is terminated, within five (5) years after the Corporate Transaction, by the successor company, the Company or a Related Entity without Cause or voluntarily by the Grantee with Good Reason. Notwithstanding the foregoing, if upon the consummation of a Corporate Transaction the Award is Replaced, the Award shall terminate and any Restricted Shares held by the Grantee shall be deemed reconveyed to the Company as if the Grantee's Continuous Service had terminated immediately prior to the effective date of such Corporate Transaction.

      15. Definitions. As used herein, the following definitions shall apply:

            (a) "Applicable Laws" means the legal requirements applicable to the issuance of Awards, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

            (b) "Assumed" means that pursuant to a Corporate  Transaction either
(i) the Award is expressly affirmed by the Company or (ii) the contractual rights and obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

            (c) "Award" means the sale of Restricted Shares hereunder.

            (d) "Board" means the Board of Directors of the Company and shall include any committee of the Board or Officer of the Company to which the Board has delegated its authority under this Agreement.

            (e) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board, the Grantee's: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

            (f) "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Common Stock" means the common stock of the Company.

            (h) "Company" means Crdentia Corp., a Delaware corporation.

            (i) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

            (j) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. The Grantee's Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

            (k) "Corporate Transaction" means any of the following transactions, provided, however, that the Board shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

                  (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                  (iii) the complete liquidation or dissolution of the Company;

                  (iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but
(A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction; or

                  (v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

            (l) "Director" means a member of the Board or the board of directors of any Related Entity.

            (m) "Disability" means as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. In the absence of a written agreement containing a definition of disability and if the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board in its discretion.

            (n) "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

            (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

                  (ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Board in good faith.

            (q) "Good Reason" means the occurrence of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee's non-acquiescence within 30 days of the effective time of such event or condition):

                  (i) a reduction in the Grantee's base salary to a level below that in effect at any time within the preceding six (6) months; or

                  (ii) requiring the Grantee to be based at any place outside a 45-mile radius from the Grantee's job location except for reasonably required travel on business.

            (r) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (t) "Related Entity" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

            (u) "Replaced" means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Board and its determination shall be final, binding and conclusive.

            (v) "Share" means a share of the Common Stock.

            (w) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                END OF AGREEMENT

                                    EXHIBIT A

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

            FOR VALUE RECEIVED, Pamela G. Atherton hereby sells, assigns and transfers unto _______________________, _______ shares of the Common Stock of Crdentia Corp., a Delaware corporation (the "Company"), standing in his name on the books of, the Company represented by Certificate No. __ herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:
      ------------
                                                 /s/ Pamela G. Atherton
                                                 -------------------------------

[PLEASE SIGN THIS DOCUMENT BUT DO NOT DATE IT. THE DATE AND INFORMATION OF THE TRANSFEREE WILL BE COMPLETED IF AND WHEN THE SHARES ARE ASSIGNED.]


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